Exhibit 4.31

AMENDMENT #2 TO SHARE PURCHASE AGREEMENT

AMONG:

TRANSFERT PLUS, L.P.

AND

ALIGO INNOVATION, L.P.

AND

BORHANE ANNABI

AND

RICHARD BÉLIVEAU

AND

CYNDIA CHARFI

AND

JEAN-CHRISTOPHE CURRIE

AND

ALAIN LAROCQUE

AND

MICHEL DEMEULE

AND

SOPHIE KOZELKO

AND

THERATECHNOLOGIES INC.

DATED AS OF MARCH 29, 2021

THIS AMENDMENT #2 TO SHARE PURCHASE AGREEMENT dated February 25, 2019 is made as of the 31st day of March, 2021

AMONG:

TRANSFERT PLUS, L.P., a limited partnership created under the Civil Code of Québec having a place of business at 355 Peel Street, Suite 503, Montréal, Québec, H3C 2G9, herein acting through its general partner, Aligo Innovation, limited partnership, herein acting through its general partner, Aligo Corporation Inc.;

(“TP”)

AND:

ALIGO INNOVATION, L.P., a limited partnerchip created under the Civil Code of Québec having a place of business at 355 Peel Street, Suite 503, Montreal, Québec, H3C 2G9, herein acting through its general partner, Aligo Corporation Inc.;

(“Aligo”)

AND:	BORHANE ANNABI, domiciled and residing at

(“BA”)

AND:	RICHARD BÉLIVEAU, domiciled and residing at

(“RB”)

AND:	CYNDIA CHARFI, domiciled and residing at

(“CC”)

AND:	JEAN-CHRISTOPHE CURRIE, domiciled and residing at

(“JCC”)

AND:	ALAIN LAROCQUE, domiciled and residing at

(“AL”)

AND:	MICHEL DEMEULE, domiciled and residing at

(“MD”)

AND:	SOPHIE KOZELKO, domiciled and residing at

(“SK”)

(TP, Aligo, BA, RB, CC, JCC, AL, MD, and SK are collectively referred to as the “Vendors”)

AND	THERATECHNOLOGIES INC., a corporation duly constituted under the laws of Québec, having a place of business at 2015 Peel Street, Suite 500, Montreal, Québec, H3A 1T8;

(the “Purchaser”)

WHEREAS the Purchaser and the Vendors have entered into a share purschase agreement dated February 25, 2019 (the “Share Purchase Agreement”), as amended on August 12, 2019 (the “First Amendment”) (the Share Purchase Agreement and the First Amendment, collectively the “Share Purchase Agreement”), pursuant to which Purchaser purchased from the Vendors all of the issued and outstanding common shares of Katana Biopharma Inc.;

WHEREAS the Purchaser has achieved the First Development Milestone on March 23, 2021;

WHEREAS the Purchaser and the Vendors desire to amend the method of calculation related to the payment of the First Development Milestone;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

The capitalized words and expressions used in this Agreement or in its Schedules shall have the meaning ascribed to them in Exhibit A of the Share Purchase Agreement, unless otherwise expressly stated herein.

1.2	Articles, Sections and Headings

The division of this Agreement into Articles, Sections, Exhibits and Schedules and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement. The terms “hereof”, “hereunder”, “herein” and similar expressions refer to this Agreement as a whole and not to any particular Article, Section, Exhibit, Schedule or other portion hereof. References herein to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement or of the Exhibits and Schedules hereto unless otherwise expressly stated herein.

1.3	Extended Meanings

In this Agreement, words importing the singular number also include the plural and vice versa and words importing any gender include all genders. The term “including” means “including, without limiting the generality of the foregoing”.

1.4	Accounting Principles

Wherever in this Agreement reference is made to a calculation to be made or an action to be taken in accordance with generally accepted accounting principles, such reference will be deemed to be made to ASPE, applicable as at the date on which such calculation or action is made or taken or required to be made or taken in accordance with ASPE.

1.5	Currency

Except as expressly provided herein, all references to currency contained herein are to lawful money of Canada.

ARTICLE 2

AMENDMENTS TO SECTION 2.3.2

2.1	Amendment to Section 2.3.2

Section 2.3.2 of the Share Purchase Agreement shall be deleted in its entirety and shall be replaced with the following Section 2.3.2:

“2.3.2 Second Tranche. The Purchaser shall pay to the Vendors on the date the First Development Milestone is met the amount of two million dollars (2,000,000) (the “Second Tranche”). This amount shall be paid through the issuance of such number of Consideration Shares determined by dividing: (i) the Second Tranche by (ii) the price per Consideration Share determined based on the volume-weighted average trading price of Purchaser’s common shares on the TSX for the fourteen (14) Business Days immediately preceding the date on which the First Development Milestone is met; all Consideration Shares to be allocated amongst the Vendors in accordance with their respective Designated Percentages.”

2.2

For the purposes of computing the number of Consideration Shares to be issued by Purchaser in payment of the Second Tranche, the Vendors acknowledge and agree that the date the First Development Milestone was met is March 23, 2021.

ARTICLE 3

GENERAL

3.1	Governing Law and Forum

This Agreement shall be governed by and construed in accordance with the Laws of the Province of Quebec and the Laws of Canada applicable therein (excluding any conflict of laws rule or principle, foreign or domestic, which might refer such interpretation to the laws of another jurisdiction). The Parties hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the courts of the Province of Quebec and elect domicile in the City of Montréal with respect to any matter relating to the execution or construction of this Agreement or the exercise of any right or the enforcement of any obligation arising hereunder (excluding any conflict of forum rule or principle, foreign or domestic, which might refer such matter to the courts of another jurisdiction).

3.2	Entire Agreement

This Agreement, the Share Purchase Agreement and the Closing Documents constitute the entire agreement between the Parties with respect to the subject matters hereof and thereof and cancels and supersedes any prior understandings, agreements, negociations and discussions between the Parties with respect thereto.

3.3	No Other Amendment

Except as provided in this Agreement, the terms and conditions set forth in the Share Purchase Agreement shall remain unaffected by execution of this Agreement. To the extent any provisions or terms set forth in this Agreement conflict with the tersm set forth in the Share Purchase Agreement, the terms set forth in this Agreement shall govern and control.

3.4	No Waiver

Failure of a Party to insist upon the strict performance of any term or condition of this Agreement or to exercise any right, remedy or recourse hereunder shall not be construed as a waiver or relinquishment of any such term and condition.

3.5	Successors, Assigns and Assignments

This Agreement will enure to the benefit of and be binding upon the respective successors (including any successor by reason of the amalgamation or statutory arrangement of any Party) and permitted assigns of the Parties. This Agreement may not be assigned by any Party without the prior written consent of the other Parties, except that the Purchaser may, without the prior written consent of the other Parties, assign all or part of its rights and/or obligations under this Agreement to (i) an Affiliate of the Purchaser or (ii) to the subsequent purchaser of (a) the shares of the Corporation or (b) all or a substantially all of its assets or of the Business.

3.6	Counterparts

This Agreement may be executed in one or more counterparts, each of which shall conclusively be deemed to be an original but all of which taken together shall be deemed to constitute one and the same agreement. A facsimile or electronic transmission of the Agreement bearing a signature on behalf of a Party shall be legal and binding on such Party.

3.7	Language

The Parties acknowledge that they have required that this Agreement and all related documents be drawn up in English. Les parties reconnaissent avoir exigé que la présente convention et tous les documents connexes soient rédigés en anglais.

(remainder of this page left blank intentionally)

(signature page to Amendment #2 to Share Purchase Agreement)

IN WITNESS WHEREOF the Parties have executed this Agreement on the date first written hereinabove.

THERATECHNOLOGIES INC.	TRANSFERT PLUS, L.P., acting through its general partner, ALIGO INNOVATION, L.P., itself acting through its general partner, ALIGO CORPORATION INC.

/s/ Paul Lévesque	/s/ Anne-Marie Larose
Paul Lévesque	Anne-Marie Larose
President and Chief Executive Officer

/s/ Philippe Dubuc
Philippe Dubuc
Senior Vice President and Chief Financial officer

ALIGO INNOVATION, L.P., acting through its general partner, ALIGO CORPORATION INC.

/s/ Anne-Marie Larose
Anne-Marie Larose

/s/ Borhane Annabi	/s/ Michel Demeule
BORHANE ANNABI	MICHEL DEMEULE

/s/ Richard Béliveau	/s/ Alain Larocque
RICHARD BÉLIVEAU	ALAIN LAROCQUE

/s/ Cyndia Charfi	/s/ Sophie Kozelko
CYNDIA CHARFI	SOPHIE KOZELKO

/s/ Jean-Christophe Currie
JEAN-CHRISTOPHE CURRIE